Exhibit 99.1

Press Release

Applied Micro Circuits Corporation Reports Third Quarter Fiscal 2014 Financial Results

SUNNYVALE, Calif., Jan. 23, 2014 (GLOBE NEWSWIRE) – Applied Micro Circuits Corporation (Nasdaq: AMCC) (“AppliedMicro”) today reported its financial results for the third quarter of fiscal 2014, ended December 31, 2013.

•	Consolidated net revenue of $54.8 million, down 1% sequentially and up 6% year-over-year

•	GAAP net loss of $7.3 million or $0.10 per share, compared to a net loss of $32.4 million or $0.45 per share for the second quarter of fiscal 2014

•	Non-GAAP net income of $1.6 million or $0.02 earnings per share, compared to net income of $2.0 million or $0.03 earnings per share for the second quarter of fiscal 2014

Commenting on AppliedMicro’s third quarter operations, Dr. Paramesh Gopi, President and Chief Executive Officer, said, “Our base business performed in-line with our expectations in the third quarter and continues to support the development and upcoming commercialization of our X-Gene™ and X-Weave™ growth initiatives. We continue to make significant progress on the customer and ecosystem fronts for X-Gene™ in advance of initial revenues that are targeted for the 2nd half of our next fiscal year.”

Fiscal 2014 Third Quarter Results

Total net revenue for the fiscal 2014 third quarter was $54.8 million compared to $55.4 million in the second quarter of fiscal 2014 and $51.7 million in the third quarter of fiscal 2013, representing a decrease of 1% sequentially and an increase of 6% year-over-year.

The net loss on a generally accepted accounting principles (GAAP) basis for the fiscal 2014 third quarter was a loss of $7.3 million, or $0.10 per share. This compares to a GAAP net loss of $32.4 million, or $0.45 per share, in the prior quarter and a GAAP net loss of $71.6 million, or $1.08 per share, in the third quarter of fiscal 2013.

Non-GAAP net income for the fiscal 2014 third quarter was $1.6 million, or $0.02 per diluted share, compared to non-GAAP net income of $2.0 million, or $0.03 per diluted share, in the prior quarter and a non-GAAP net loss of $6.9 million, or $0.10 per share, in the same quarter last year.

The non-GAAP results and other financial measures reported by the Company exclude certain items that are required by GAAP, such as restructuring charges, amortization of purchased intangibles, stock-based compensation charges, other-than-temporary impairment on investments, acquisition related recoveries, sale of equipment and other assets, gain on sale of TPack, Veloce acquisition consideration, warrant expense, payroll taxes on certain stock option exercises and non-cash tax adjustments. Income taxes are adjusted to an estimated non-GAAP effective tax rate. These non-GAAP measures are not a substitute for GAAP measures and may not be consistent with the presentation used by other companies. A reconciliation of the GAAP-basis net loss to non-GAAP basis net income or loss and earnings per share is provided at the end of this press release.

Conference Call and Webcast

Management will host a conference call and simultaneous webcast to discuss third quarter results and business and financial outlook today, January 23, 2014, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time.

DIAL-IN:	(866) 318-8615
(617) 399-5134

PASSCODE:	39179808

WEBCAST:	Investor Relations section of the Company’s website at www.apm.com

A replay of the call will be available starting approximately one hour after the completion of the call and can be accessed by dialing 888-286-8010 or 617-801-6888 and using the access code 46842717. The replay will be available through February 6, 2014.

About AppliedMicro

Applied Micro Circuits Corporation is a global leader in computing and connectivity solutions for next-generation cloud infrastructure and data centers. AppliedMicro delivers silicon solutions that dramatically lower total cost of ownership. Corporate headquarters are located in Sunnyvale, California. www.apm.com.

(C) Copyright 2014, Applied Micro Circuits Corporation. AppliedMicro, X-Gene, X-Weave, Server on a Chip, and Cloud Server are trademarks or registered trademarks of Applied Micro Circuits Corporation. All other product or service names are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements that reflect the Company’s current views and expectations with respect to future events and financial performance, including statements regarding the Company’s strategic focus; product cycles; new product development, commercialization and customer acceptance; the development of the X-Gene™ ecosystem; the anticipated performance of the Company’s base business; and future revenues, expenses and liquidity. These forward-looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, customer demand for the Company’s products, successful and timely development of products, an evolving competitive landscape, rapid technological change, increased supplier lead times and other supply chain constraints, the businesses and budgeting decisions of the Company’s major customers, reductions, rescheduling or cancellation of orders by the Company’s customers, successful management of key service providers and recently acquired businesses, market acceptance of new products, legal and regulatory developments, and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the issuance of this press release.

CONTACT:

Investor Relations Contact:

Traci Tsuchiguchi

Phone: (408) 542-8353

E-Mail: ttsuchiguchi@apm.com

Media Contact:

Mike Major

Phone: (408) 542-8831

E-mail: mmajor@apm.com

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31, 2013	March 31, 2013
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$74,284	$85,476
Accounts receivable, net	28,800	24,575
Inventories	10,482	12,900
Assets held for sale	14,260	—
Other current assets	17,829	17,998

Total current assets	145,655	140,949
Property and equipment, net	20,172	34,391
Goodwill	11,425	13,183
Purchased intangibles, net	167	11,991
Other assets	7,842	10,866

Total assets	$185,261	$211,380

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$13,210	$17,650
Other current liabilities	76,424	96,439

Total current liabilities	89,634	114,089
Non-current liabilities:
Other long-term liabilities	3,511	15,787
Stockholders’ equity	92,116	81,504

Total liabilities and stockholders’ equity	$185,261	$211,380

APPLIED MICRO CIRCUITS CORPORATION

GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net revenues	$54,844	$55,387	$51,698	$164,379	$139,316
Cost of revenues	21,644	21,397	22,958	65,383	61,874

Gross profit	33,200	33,990	28,740	98,996	77,442
Operating expenses:
Research and development	29,870	56,550	82,711	120,926	151,865
Selling, general and administrative	10,930	9,146	12,675	29,602	38,676
Amortization of purchased intangible assets	62	62	338	254	1,589
Restructuring charges, net	38	999	6,218	1,130	6,218
Gain on sale of TPack	—	—	—	(19,699)	—

Total operating expenses	40,900	66,757	101,942	132,213	198,348

Operating loss	(7,700)	(32,767)	(73,202)	(33,217)	(120,906)
Interest and other income, net	617	576	2,258	4,988	4,855

Loss before income taxes	(7,083)	(32,191)	(70,944)	(28,229)	(116,051)
Income tax expense	201	192	618	581	458

Net loss	$(7,284)	$(32,383)	$(71,562)	$(28,810)	$(116,509)

Basic and diluted net loss per share:
Net loss per share	$(0.10)	$(0.45)	$(1.08)	$(0.40)	$(1.81)

Shares used in calculating basic and diluted net loss per share	73,989	72,610	66,113	71,986	64,489

APPLIED MICRO CIRCUITS CORPORATION

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

GAAP net loss	$(7,284)	$(32,383)	$(71,562)	$(28,810)	$(116,509)
Adjustments:
Stock-based compensation charges	5,882	3,834	6,222	13,430	21,545
Warrant expense	—	—	—	—	1,289
Amortization of purchased intangibles	62	62	1,017	420	3,626
Veloce acquisition consideration	2,945	30,484	51,930	42,684	56,580
Acquisition related recoveries	—	—	—	—	(133)
Restructuring charges, net	38	999	6,218	1,130	6,218
Sale of equipment and other assets	—	—	(1,299)	—	(1,296)
Gain on sale of TPack	—	—	—	(19,699)	—
Other-than-temporary investment impairment	(17)	(940)	(270)	(3,976)	(1,533)
Income tax adjustments	(48)	(46)	832	(156)	1,351

Total GAAP to Non-GAAP adjustments	8,862	34,393	64,650	33,833	87,647

Non-GAAP net income (loss)	$1,578	$2,010	$(6,912)	$5,023	$(28,862)

Diluted income (loss) per share	$0.02	$0.03	$(0.10)	$0.07	$(0.45)

Shares used in calculating diluted income (loss) per share	75,754	74,301	66,113	73,430	64,489

Net income (loss) per share:
GAAP loss per share	$(0.10)	$(0.45)	$(1.08)	$(0.40)	$(1.81)
GAAP to non-GAAP adjustments	0.12	0.47	0.98	0.46	1.36

Non-GAAP net income (loss) per share	$0.02	$0.03	$(0.10)	$0.07	$(0.45)

Reconciliation of shares used in calculating non-GAAP income (loss) per share:
Shares used in calculating the basic income (loss) per share	73,989	72,610	66,113	71,986	64,489
Adjustment for dilutive securities	1,765	1,691	—	1,444	—

Non-GAAP shares used in calculating diluted income (loss) per share	75,754	74,301	66,113	73,430	64,489

APPLIED MICRO CIRCUITS CORPORATION

SCHEDULE OF SELECTED GAAP TO NON-GAAP ADJUSTMENTS

(in thousands)

(unaudited)

The following schedule reconciles selected line items from the GAAP basis statements of operations to the non-GAAP statements of operations:

	Three Months Ended			Nine Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
GROSS PROFIT:
GAAP gross profit	$33,200	$33,990	$28,740	$98,996	$77,442
Amortization of purchased intangibles	—	—	679	166	2,037
Stock-based compensation expense	120	125	158	343	597

Non-GAAP gross profit	$33,320	$34,115	$29,577	$99,505	$80,076

OPERATING EXPENSES:
GAAP operating expenses	$40,900	$66,757	$101,942	$132,213	$198,348
Stock-based compensation expense	(5,762)	(3,709)	(6,064)	(13,087)	(20,948)
Warrant expense	—	—	—	—	(1,289)
Amortization of purchased intangibles	(62)	(62)	(338)	(254)	(1,589)
Acquisition related recoveries	—	—	—	—	133
Veloce acquisition consideration	(2,945)	(30,484)	(51,930)	(42,684)	(56,580)
Gain on sale of TPack	—	—	—	19,699	—
Restructuring charges, net	(38)	(999)	(6,218)	(1,130)	(6,218)

Non-GAAP operating expenses	$32,093	$31,503	$37,392	$94,757	$111,857

INTEREST AND OTHER INCOME (EXPENSE), NET:
GAAP interest and other income, net	$617	$576	$2,258	$4,988	$4,855
Sale of equipment and other assets	—	—	(1,299)	—	(1,296)
Other-than-temporary investment impairment	(17)	(940)	(270)	(3,976)	(1,533)

Non-GAAP interest and other income (expense), net	$600	$(364)	$689	$1,012	$2,026

INCOME TAX EXPENSE (BENEFIT):
GAAP income tax benefit	$201	$192	$618	$581	$458
Income tax adjustments	48	46	(832)	156	(1,351)

Non-GAAP income tax expense (benefit)	$249	$238	$(214)	$737	$(893)

RESEARCH AND DEVELOPMENT:
GAAP research and development	$29,870	$56,550	$82,711	$120,926	$151,865
Stock-based compensation expense	(1,546)	(1,524)	(2,814)	(4,887)	(10,734)
Warrant expense	—	—	—	—	(1,289)
Veloce acquisition consideration	(2,945)	(30,484)	(51,930)	(42,684)	(56,580)

Non-GAAP research and development	$25,379	$24,542	$27,967	$73,355	$83,262

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$10,930	$9,146	$12,675	29,602	$38,676
Stock-based compensation expense	(4,216)	(2,185)	(3,250)	(8,200)	(10,214)
Acquisition related recoveries	—	—	—	—	133

Non-GAAP selling, general and administrative	$6,714	$6,961	$9,425	$21,402	$28,595

APPLIED MICRO CIRCUITS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended December 31,
	2013	2012
Operating activities:
Net loss	$(28,810)	$(116,509)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	7,728	7,247
Amortization of purchased intangibles	420	3,626
Stock-based compensation expense:
Stock options	1,985	3,024
Restricted stock units	11,445	18,521
Warrants	—	1,289
Veloce accrued liability	42,684	56,580
Tax effect on other comprehensive income	—	(130)
Noncash restructuring charges	298	4,689
Acquisition related adjustment	—	(133)
Net gain on sale of TPack	(19,699)	—
Net loss (gain) on disposals of property, equipment and other assets	27	(1,296)
Changes in operating assets and liabilities:
Accounts receivable	(4,459)	5,304
Inventories	2,415	9,387
Assets held for sale	(14,260)	—
Other assets	16,475	(2,758)
Accounts payable	(4,423)	(3,907)
Accrued payroll and other accrued liabilities	610	887
Veloce accrued liability	(45,432)	(15,928)
Deferred revenue	(449)	(841)

Net cash used for operating activities	(33,445)	(30,948)

Investing activities:
Proceeds from sales and maturities of short-term investments	26,594	35,367
Purchases of short-term investments	(16,241)	(17,834)
Proceeds from sale of TPack	29,498	—
Proceeds from sale of property, equipment and other assets	20	1,800
Purchase of property, equipment and other assets	(5,616)	(8,454)
Proceeds from sale of strategic equity investment	1,286	7,146
Purchases of strategic equity investment	—	(500)
Funding of a note receivable	—	(500)

Net cash provided by investing activities	35,541	17,025

Financing activities:
Proceeds from issuances of common stock	8,582	5,841
Funding of restricted stock units withheld for taxes	(5,518)	(2,773)
Repurchase of common stock	—	(653)
Payment of contingent consideration	—	(485)
Other	(595)	(389)

Net cash provided by financing activities	2,469	1,541

Net increase (decrease) in cash and cash equivalents	4,565	(12,382)
Cash and cash equivalents at the beginning of the period	19,065	28,065

Cash and cash equivalents at the end of the period	$23,630	$15,683